EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

PetMed Express, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	500,000	$1.55	$775,000	$0.0001381	$107.03
2	Equity	Preferred Stock Purchase Rights	-	-	-	-	-	-
	Total Offering Amounts					$775,000		$107.03
	Total Fee Offsets							$0.00
	Net Fee Due							$107.03

Offering Notes

1
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of PetMed Express, Inc. (the “Registrant”) that become issuable under the PetMed Express, Inc. 2024 Inducement Incentive Plan, as amended and restated (the “Inducement Plan”), in accordance with the adjustment and anti-dilution provisions of the Inducement Plan.

The amount registered represents 500,000 additional shares of the Registrant’s Common Stock issuable pursuant to the Inducement Plan.

The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on a per share price of $1.55, the average of the high and low price per share of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on September 25, 2026, which date is within five business days prior to filing this Registration Statement.

2 The Preferred Stock Purchase Rights (the “Purchase Rights”) are initially attached to the shares of the Registrant’s Common Stock. The Purchase Rights currently cannot trade separately from the underlying Common Stock and the value attributable to such Purchase Rights, if any, is reflected in the market price of the shares of the Registrant’s Common Stock.